Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2026 relating to the consolidated financial statements of Twin Vee PowerCats Co. and Subsidiaries as of and for the years ended December 31, 2025 and 2024, included in the Company’s Form 10-K filed with the Securities and Exchange Commission on February 27, 2026. We also consent to the reference to our firm under the heading “Experts” appearing therein.

/s/Grassi & Co., CPAs, P.C.

Glastonbury, Connecticut

February 27, 2027